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                                                                    EXHIBIT 10.2

                                    LICENSE

     This Agreement, by and between Paragon Trade Brands, Inc., a Delaware corporation ("Licensee"), and Weyerhaeuser Company, a Washington corporation ("Licensor").

                             W I T N E S S E T H:

     WHEREAS, Licensor and Licensee have executed that certain Asset Transfer Agreement dated as of January 26, 1993 ("Transfer Agreement") providing for the sale of certain assets relating to the business of making and selling infant diapers of Licensor to Licensee and further providing in the Intellectual Property Agreement the licensing and sublicensing of certain technical information, copyrights and patents relating to such business;

     WHEREAS, Licensor has acquired title to the patents rights and proprietary technology, defined in the Intellectual Property Agreement as Secondary Intellectual Property Rights.

     WHEREAS, Licensee desires to have a license to such Secondary Intellectual Property Rights.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter recited and other good and valuable consideration, the parties hereto agree as follows:

1.   Definitions
     -----------

     1.1 "Absorbent Article Patent" shall mean the invention described and claimed in U.S. Patent Application Serial No. 07/467,797 filed January 16, 1990
For: "Absorbent Article With Superabsorbent Particle Containing Insert Pad and Liquid Dispersion Pad" Inventors: Richard H. Young, Sr., Michael R. Hansen, E. Peter Lancaster, Haresh R. Mehta and

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Christel Brunnenkant and any U.S. or foreign patent which result from the issuance, re-examination, reissue, extension of this application or any continuation or division thereof.

     1.2 "Valid Claim" shall mean a claim in a patent which has not lapsed or become abandoned and which claim has not been declared null or invalid by an irrevocable or unappealed decision or judgment of a patent office or a court of competent jurisdiction.

     1.3 "Process Automation Systems" shall mean process control systems developed for the Business by Licensor prior to the Closing Date, which systems are being or have been installed, and which are identified on Attachment A hereof.

     1.4 The definitions in the Asset Transfer Agreement and in the Intellectual Property Agreement are expressly made a part of this Agreement as fully as though completely set forth herein.

2.   Grants
     ------

     2.1 Licensor hereby grants to Licensee a paid-up, royalty free, worldwide, non-exclusive license to utilize the information contained in the Absorbent Article Patent application to manufacture, have manufactured, use and sell absorbent products.

     2.2 Licensor hereby grants to Licensee a paid-up, royalty free, worldwide, non-exclusive license to manufacture, have manufactured, use and sell absorbent products within the scope of any Valid Claim of any Absorbent Article Patent.

     2.3 Licensor hereby grants to Licensee a paid-up, royalty free, worldwide, nonexclusive license to utilize in the business of Licensee the Process Automation Systems to manufacture, have manufactured, use and sell absorbent products.

3.   Miscellaneous Provisions
     ------------------------

     3.1 Licensor makes no warranty or representation that any patent rights can or will be obtained relating to Absorbent Article Patent Rights. Any decision regarding what patent rights to seek, maintain or abandon shall be solely at Licensor's discretion. However, in the event Licensor decides not to seek or maintain such patent protection, Licensor will so notify Licensee of Licensor's decision in such regard and Licensee shall have thirty (30) days in which to notify Licensor that Licensee desires to seek protection, or continue the prosecution and/or maintenance of such patent or patent applications or pursue patent

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protection at Licensee's sole discretion and cost. Upon receipt of such notice
Licensor shall promptly execute an assignment of all right, title and interest in and to the invention offered and shall execute any further documents as may be reasonably requested by Licensee; Licensor shall retain a royalty fee, nonexclusive right to practice such invention or patent.

     3.2 The term of this License shall extend from the Closing Date until the expiration of the last to expire patent subject hereto, if any, and the right to use the information of Section 2.1 and 2.3 shall continue without time limit.

     3.3 Terms relating to Confidentiality, Assignment, Governing Law and other issues shall be as provided in the Intellectual Property Agreement.

     IN WITNESS WHEREOF, this License has been executed by the parties hereto as of the dates noted below:

Licensor:                          Licensee:

WEYERHAEUSER COMPANY               PARAGON TRADE BRANDS, INC.

By /s/ Robert A. Dowdy             By   /s/ B.V. Abraham
   --------------------------        ---------------------------
     (Signature)                             (Signature)

   Robert A. Dowdy                      B. V. Abraham
   Deputy General Counsel               President
-----------------------------        --------------------------
   (Print Name and Title)              (Print Name and Title)


         FEB 2 1993                         FEB 2 1993
-----------------------------        --------------------------
          (Date)                              (Date)

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                                 ATTACHMENT A

                          PROCESS AUTOMATION SYSTEMS

Moisture Control System
SAP Monitoring System
Video Imaging
Diaper Weight SQC System
Diaper Bag Weight Monitor
Target SAP Motor Control for Valve
Speed Monitor
Plant-Wide Information System

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